UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 8, 2010

Lihua International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52650	14-1961536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lihua Holdings Limited Houxiang Five-Star Industry District Danyang City, Jiangsu Province, PRC 212312
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-511-86317399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On September 8, 2010, Lihua International, Inc. (the “Company”) participated in a conference call and question and answer session with certain institutional investors organized by Global Hunter Securities.  During the course of the question and answer session, the Company disclosed that it estimated cash on the Company’s balance sheet as of December 31, 2011 to be between $55 million and $60 million.

The Company updates this guidance and estimates that its cash balance as of December 31, 2011 will be between $75 million and $85 million.  This updated guidance reflects management’s revised near term outlook of operational results.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01.  Other Events

On September 14, 2010, the Company will conduct investor presentations at the Rodman & Renshaw Annual Global Investment Conference: China Track in New York, New York. A copy of the PowerPoint presentation that will be used in connection therewith is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1           PowerPoint Investor Presentation dated September 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2010	LIHUA INTERNATIONAL, INC.

	By:	Jianhua Zhu
		Name:	Jianhua Zhu
		Title:	Chief Executive Officer and President

Exhibit Index
No.	Description
99.1	PowerPoint Investor Presentation dated September 2010